EXHIBIT 24

                        POWER OF ATTORNEY
                        _________________

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby constitute and appoint Lindsay D. Stewart and John F. Coburn III, and either of them, his or her true and lawful attorney and agent to execute in his or her name any and all reports required to be filed under Section 16(a) of the Securities Exchange Act of 1934 with respect to securities of the Company; and to file the same with the Securities and Exchange Commission and any applicable stock exchange; and the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     This Power of Attorney revokes all prior powers of attorney relating to reporting under Section 16(a) and shall remain in effect until revoked by a subsequently filed instrument.

DATED:  September 21, 2004


                                      By:  /s/ Orin Smith
                                           ____________
                                           Orin Smith